EX. FILING FEES

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

PIMCO Dynamic Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	Rule 456(o) and Rule 457(r)	—	—	$2,000,000,000	$110.20	$220,400
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$2,000,000,000		$220,400
	Total Fees Previously Paid							—
	Total Fee Offsets							$29,923.50
	Net Fee Due							$190,476.50

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Rule 457(p)

Fee Offset Claims	PIMCO Dynamic Credit and Mortgage Income Fund	N-2	333- 249684	10/27/2020		$1,012(1)(2)	Equity	Common Shares		$858,950,511

Fee Offset Sources	PIMCO Dynamic Income Fund	N-2	333- 250288	11/20/2020		$28,911.50(2)	Equity	Common Shares		$333,333,164

Fee Offset Sources	PIMCO Dynamic Credit and Mortgage Income Fund	N-2	333- 249684		10/27/2020						$16,188.18(1)

Fee Offset Sources	PIMCO Dynamic Credit and Mortgage Income Fund	N-2	333- 232285		12/4/2019						$129,678.80(1)

Fee Offset Sources	PIMCO Dynamic Income Fund	N-2	333- 250288		11/20/2020						$28,911.50(2)

(1) On December 10, 2021, each of PIMCO Dynamic Credit and Mortgage Income Fund (“PCI”) and PIMCO Income Opportunity Fund was reorganized with and into the registrant (the “Reorganization”). On December 4, 2019, PCI, as predecessor-by-Reorganization, paid a net registration fee amount of $129,678.80, in connection with the filing of a registration statement on Form N-2 (333-232285) for the offer and sale of up to $1,000,000,000 of PCI’s common shares (the “Earlier Registration Statement”). On October 27, 2020, PCI paid a net registration fee amount of $16,188.18, after accounting for an offset of $92,911.82 related to unsold securities under the Earlier Registration Statement, in connection with the filing of a registration statement on Form N-2 (333-249684) for the offer and sale of up to $1,000,000,000 of PCI’s common shares (the “PCI Registration Statement”). $858,950,511 remain unsold under the PCI Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $93,711.50, the amount of the prior registration fee attributable to the unsold securities under the PCI Registration Statement, was available and claimed to offset the registration fee due in connection with the registrant’s registration statement on Form N-2 (333-265802), filed with the SEC on June 23, 2023, relating to the offer and sale of up to $1,000,000,000 of the registrant’s common shares (the “2022 Registration Statement”). Following the filing of the 2022 Registration Statement, $1,012 remain available to offset future registration fees, which the registrant has claimed in connection with this filing. In accordance with the notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offerings of unsold common shares previously registered under the PCI Registration Statement, the Earlier Registration Statement and 2022 Registration Statement have terminated.

(2) The registrant has the following additional source of fee offsets: On November 20, 2020, the registrant paid a net registration fee amount of $28,911.50 in connection with the filing of a registration statement on Form N-2 (333-250288) (the “2020 Registration Statement”), relating to the offer and sale of up to $600,000,000 of the registrant’s common shares. $333,333,164 remain unsold under the 2020 Registration Statement. Following the filing of this registration statement, no funds will remain available to offset future registration fees pursuant to the 2020 Registration Statement. In accordance with the notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offerings of unsold common shares previously registered under the 2020 Registration Statement have terminated.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date